Exhibit 10.5

Dated the 23rd day of February 2024

SUPREME GOAL INVESTMENTS LIMITED

and

ANPA FINANCIAL SERVICES GROUP LIMITED

TENANCY AGREEMENT

of

Portion of 12th Floor of The Center,

No. 99 Queen’s Road Central, Hong Kong

INDEX

SECTION I PARTICULARS		1

1.1	Parties	1
1.2	Premises, Term, Rent and User	1

SECTION II RENT AND OTHER CHARGES		2

2.1	Rent	2
2.2	Management and Air-Conditioning Charges	2
2.3	Government Rates and Rent	2
2.4	Utility Charges and Deposits	3

SECTION III TENANT’S OBLIGATIONS		3

3.1	Compliance with Ordinances	3
3.2	Fitting Out	3
3.3	Installation of Telephone Cables	3
3.4	Good Repair of Interior	4
3.5	Installation of Wires Cables and Services	4
3.6	Replacement of Windows	4
3.7	Repair of Electrical Installations	4
3.8	Good Repair of Toilets and Water Apparatus	4
3.9	Cleaning and Cleaning Contractors	5
3.10	Cleaning of Drains	5
3.11	To Permit Landlord to Enter and View	5
3.12	To Execute Repair on Receipt of Notice	5
3.13	Inform Landlord of Damage	5
3.14	Protection from Typhoon	5
3.15	Indemniﬁcation of Landlord	5
3.16	Tenant’s Insurances	6
	(a) Third Party	6
	(b) Glass	6
	(c) Water Damage	6
	(d) Tenant’s Fittings and Stock	6
3.17	Air-conditioning of Premises	7
3.18	Refuse and Garbage Removal	7
3.19	Service Entrances	7
3.20	Common Areas	7
3.21	Contractors Employees Invitees and Licensees	7
3.22	Directory Boards	7
3.23	Light Bulbs	7
3.24	Viewing	7
3.25	Outside Windows	7
3.26	Keep Premises Open	8
3.27	Conducting of Business	8
3.28	Regulations	8
3.29	Security System	8
3.30	Yield Up Premises and Handover	8
3.31	Adjacent Excavation or Shoring	8
3.32	Re-decoration of Premises	9
3.33	Security Guards	9
3.34	Pipes, Conduits, Indoor Antenna and Drainage	9
3.35	Tenant’ s Property	9

i

SECTION IV LANDLORD’S OBLIGATIONS		9

4.1	Quiet Enjoyment	9
4.2	Enforcement of the Deed of Mutual Covenant	10

SECTION V RESTRICTIONS AND PROHIBITIONS		10

5.1	Installation and Alterations	10
5.2	Injury to Main Walls	10
5.3	Alteration to Exterior	10
5.4	Obstruction to Outside Windows	10
5.5	Noise	11
5.6	Signs and Advertisements	11
5.7	Auctions and Sales	11
5.8	Illegal Immoral or Improper Use	11
5.9	No Touting	11
5.10	Sleeping or Domestic Use	11
5.11	Manufacture and Storage of Merchandise	11
5.12	Obstructions in Passages	11
5.13	Parking and Loading Outside the Premises	12
5.14	Goods and Merchandise Outside the Premises	12
5.15	Preparation of Food and Prevention of Odours	12
5.16	Food by Serviceways	12
5.17	Animals, Pets and Infestation	12
5.18	Subletting, Assigning etc.	13
5.19	Breach of Government Grant etc.	13
5.20	Breach of Insurance Policy	13
5.21	Locks	13
5.22	Aerials	13
5.23	No Gambling	14
5.24	Tenant’s Association	14
5.25	Fire Shutters	14
5.26	Prohibited Names	14
5.27	Discharge of Efﬂuent	14
5.28	Maximum Capacity of Lifts	14
5.29	Fabric or Decorative Features of Common Areas	14
5.30	Wiring, Cables or Other Articles Outside The Premises	14
5.31	Shrines or Religious Ceremonies	14
5.32	Damage to Walls, Ceilings and Floors	14
5.33	Breach of Deed of Mutual Covenant	14
5.34	No Interruption of Telecommunication Signal	15
5.35	No Smoking	15

SECTION VI EXCLUSIONS		15

6.1	Lifts, Air-conditioning, Utilities	15
6.2	Fire and Overﬂow of Water	15
6.3	Security	15
6.4	Causes Other Than Landlord’s Wilful Default	15

SECTION VII ABATEMENT OF RENT		16

7.1	Suspension of Rent in Case of Fire etc.	16

SECTION VIII DEFAULT		16

8.1	Default	16
8.2	Acceptance of Rent	16
8.3	Interest	16
8.4	Disconnection of Electricity Supply etc.	17
8.5	Acts of Employees Invitees and Licensees	17
8.6	Re-entry	17
8.7	Distraint	17
8.8	Expenses of Notice of Default	17
8.9	Arrear	17

SECTION IX DEPOSIT		18

9.1	Deposit	18
9.2	Increase in Deposit	18
9.3	Repayment of Deposit	18
9.4	Transfer of Deposit	18

SECTION X REGULATIONS		19

10.1	Introduction of Regulations	19
10.2	Conﬂict	19
10.3	Not Liable for Loss	19

SECTION XI SUBMISSION AND APPROVAL OF PLANS		19

11.1	Submission of Tenant’s Plans	19
11.2	Alteration to Building Services	20
11.3	Approval of Plans	20
11.4	Fitting Out Deposit	21
11.5	Miscellaneous	21
11.6	Reinstatement Deposit	21

SECTION XII INTERPRETATION AND MISCELLANEOUS		22

12.1	Name of Building	22
12.2	Landlord’s Rights Regarding Common Areas and Common Facilities	22
12.3	Public Address System	22
12.4	Condonation Not a Waiver	22
12.5	Letting Notices and Entry	23
12.6	Service of Notice	23
12.7	Gender	23
12.8	Marginal Notes, Headings and Index	23
12.9	Stamp Duty and Costs	23
12.10	No Fine	23
12.11	Exclusion of Warranties	23
12.12	Joint and Several Liability	23
12.13	Building Manager	24
12.14	Special Conditions	24
12.15	Sale, Demolition or Redevelopment	24
12.16	Conﬁdentiality	24
12.17	Contracts (Rights of Third Parties) Ordinance	24
12.18	Delivery of Premises	24
12.19	Premises Subject to Mortgage or Charge	25
12.20	Disclosure of Information	25
12.21	Governing Law	25

FIRST SCHEDULE

Part I	-	Landlord and Tenant
Part II	-	Premises, Building and Lot
Part III	-	Term
Part IV	-	Deposit
Part V	-	User
Part VI	-	Legal Costs

SECOND SCHEDULE

Part I	-	Rent
Part II	-	Management and Air-Conditioning Charges
Part III	-	Government Rates and Rent

THIRD SCHEDULE

Part I	-	Normal Business Hours
Part II	-	Special Conditions

FOURTH SCHEDULE

Landlord’s Provision
Execution Clause

TENANCY AGREEMENT

SECTION I

PARTICULARS

PARTIES

1.1	An Agreement made this 23rd day of February 2024

BETWEEN the company detailed as the Landlord in Part I of the First Schedule hereto (hereinafter called “the Landlord” which expression shall where the context admits include its successors and assignees) of the one part and the person ﬁrm or company detailed as the Tenant in Part I of the First Schedule hereto (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS AGREED AS FOLLOWS: -

PREMISES, TERM, RENT AND USER

1.2	The Landlord hereby lets to the Tenant ALL THOSE the premises (hereinafter referred to as “the Premises”) forming part of that building (hereinafter referred to as “the Building”) which said Premises and said Building are more particularly described and set out in Part II of the First Schedule hereto together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises’ and except in so far as the Landlord may from time to time restrict such use And together with the use in common as aforesaid of the lifts escalators and central air-conditioning facilities in the Building (if any and whenever the same shall be operating)And subject to a Deed of Mutual Covenant Memorial No. 7603348 (“the Deed of Mutual Covenant”) for the term set forth in Part III of the First Schedule hereto (“the Term”)YIELDING AND PAYING therefor throughout the Term rent and other charges (all of which are unless the context otherwise requires hereafter included under the term “rent”)as are from time to time payable in accordance with the Clauses set out in Part I and Part II and Part III of the Second Schedule hereto which sums shall be payable exclusive of any other outgoings and in advance clear of all deductions on the ﬁrst day of each calendar month the ﬁrst of such payments to be made on or before the signing hereof and to be apportioned according to the number of days then unexpired in the month in respect of which such payment is due and the last of such payments to be apportioned according to the number of days in the Term remaining in the month in respect of which such payment is due and the Tenant agrees to use the Premises only for the purpose as set forth in Part V of the First Schedule hereto and not for the sale or provision of any other kind of goods service or other purpose whatsoever without the express permission of the Landlord in writing.

1.3	The Tenant agrees with the Landlord that the Tenant will not withhold rent or other payments under this Agreement or to exercise any right or claim of any legal or equitable set-off.

SECTION II

RENT AND OTHER CHARGES

The Tenant hereby covenants with the Landlord as follows: -

RENT

2.1	To pay on the days and in the manner hereinbefore provided the said rent.

MANAGEMENT AND AIR-CONDITIONING CHARGES

2.2	To pay to the Landlord punctually throughout the Term contributions towards the costs and expenses or charges for the maintenance and supply of central air-conditioning (if any) and the provision of cleaning and management services to the Premises the current rate of which is set forth in Part II of the Second Schedule hereto subject to the following:-

(a)	The Tenant shall pay such contributions to the Landlord in advance on the ﬁrst day of each and every calendar month without deduction whatsoever.

(b)	In the event of a deﬁciency occurring or seeming to the Landlord reasonably likely to occur, the Landlord shall be entitled to demand collect and recover from the Tenant such reasonable additional contributions or charges as the Landlord may determine. The Landlord’s determination of the amounts of additional contributions or charges shall be conclusive and binding on the Tenant.

(c)	If the Tenant shall require air-conditioning outside the hours set out in Part I of the Third Schedule hereto, the same may be provided on reasonable advance notice in writing to the Building Manager at such rate as the Building Manager may from time to time charge for providing the same. The Tenant shall forthwith pay the cost of the additional air-conditioning charges on receipt of the demand note therefor which may be rendered at such intervals as the Building Manager may decide.

(d)	If at any time during the Term the contributions or charges provided for in this Clause shall be increased by the Building Manager, the Tenant shall pay the increased contributions or charges thereafter if such rate of increase is applicable to all occupiers of the Building. A certiﬁcate or letter issued by the Building Manager specifying the amount of such increase and the effective date shall be conclusive and binding on the Tenant.

GOVERNMENT RATES AND RENT

2.3 (a)	To pay and discharge all government rates and rent taxes assessments duties impositions charges interests and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of the Hong Kong Special Administrative Region (“Hong Kong”) or other lawful authority (all of which are unless the context otherwise requires hereafter included under the term “rates”). Without prejudice to the generality of this Clause the Tenant shall unless the Landlord otherwise directs pay all rates and rent imposed on the Premises in the ﬁrst place to the Landlord who shall settle the same with the Government of Hong Kong and in the event of the Premises not yet having been assessed to rates and rent the Tenant shall pay to the Landlord a sum equal to the rates and rent which would be charged by the Government of Hong Kong on the basis of a notional rateable value equal to the amount set out in Part III of the Second Schedule hereto on account of the liability rent under this Clause which sum shall be payable on a monthly basis in advance and any overpayment or underpayment by the Tenant shall be adjusted when the Premises have been assessed to rates.

(b)	In the event of re-assessment of rateable value of the Premises by the Government of Hong Kong during the Term, the Tenant shall waive all right(s) as tenant to serve proposal for alteration of the new rateable value assessed by the Rating and Valuation Department of the Government of Hong Kong and shall abide by the decision of the Landlord in the matter.

(c)	The said air-conditioning and management charges, Government rent and rates shall be paid as additional rent and the Landlord shall be entitled to treat any non- payment thereof as non-payment of rent and recover the same accordingly.

UTILITY CHARGES AND DEPOSITS

2.4	To pay and discharge all deposits and charges in respect of gas water electricity air- conditioning and telephone as may be shown by or operated from its own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

SECTION III

TENANT’S OBLIGATIONS

The Tenant further covenants with the Landlord: -

COMPLIANCE WITH ORDINANCES

3.1	To obey and comply with and to indemnify the Landlord against the breach of all Ordinances regulations by-laws rules and requirements of any governmental or other competent authority relating to the use and/or occupation of the Premises or to any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant or any employee agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any governmental or other competent authority in connection with the Tenant’s use and/or occupation of the Premises prior to the commencement of the Agreement or the Tenant’s business and to maintain the same in force during the Term of this Agreement and to indemnify the Landlord against the consequences of a breach of this Clause and to notify the Landlord forthwith in writing; of any notice received from any statutory or public authority concerning or in respect of a possible breach of this Clause.

FITTING OUT

3.2	To accept the condition of the Premises as at the commencement of this Agreement and to ﬁt out the interior of the Premises by engaging a contractor to be ﬁrst approved by the Landlord in a good and proper workmanlike manner using good quality materials approved by the Landlord and in accordance with such plans and speciﬁcations as shall have been ﬁrst submitted to and approved in writing by the Landlord under Section XI hereof and in accordance with such other requirements and Clauses of Section XI hereof and to maintain the same throughout the Term in good condition and repair to the satisfaction of the Landlord. In carrying out any approved work hereunder the Tenant shall and shall cause its servants agents contractors and workmen to observe the ﬁtting out rules to be issued by the Landlord from time to time and to be signed by the Tenant prior to the commencement of the ﬁtting out works and to co-operate fully with the Landlord and all servants agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause its servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord and/or the Landlord’s servants or agents or other authorised representatives in connection with the carrying out of such works.

INSTALLATION OF TELEPHONE CABLES

3.3	The Tenant shall make its own arrangements with such authorised and licensed telecommunication supplier with regard to the installation of telephones and other communication systems in the Premises but the installation of telephone lines and communication lines outside the Premises must be in the common ducting (if any) provided for that purpose and in all respects be in accordance with the Landlord’s direction.

GOOD REPAIR OF INTERIOR

3.4	Save and except for fair wear and tear to keep all the interior non-structural parts of the Premises including the flooring and interior plaster or other ﬁnishing material or rendering to walls ﬂoors and ceilings and the shop front signs (interior and exterior) (if any) external grilles or shutters to the Premises and the Landlord’ s ﬁxtures and ﬁttings therein and all additions (whether of the Landlord or the Tenant) thereto including (without limitation and wherever the same shall be installed in or upon the Premises) all escalators doors windows electrical installations and wiring light ﬁttings suspended ceiling ﬁre ﬁghting apparatus and air-conditioning plant and ducting exhaust ducts and carbon ﬁlters and all pipes plumbing and drainage facilities and all painting papering and decoration thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated cleaned cleared or replaced and so to maintain the same at the expense of the Tenant and to deliver up the same and all ﬁttings ﬁxtures and additions therein and thereto to the Landlord at the expiration or sooner determination of the Term (fair wear and tear excepted) in like condition.

INSTALLATION OF WIRES CABLES AND SERVICES

3.5	To install all wires pipes cables and other services serving the Premises in and through the ducts trunkings and conduits in the Building provided by the Landlord for such purposes and at all times be in accordance with the Landlord’s directions and not to install any such wires pipes cables or other services without ﬁrst providing the Landlord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord’s consent regarding thereto such consent shall not be unreasonably withheld.

The Tenant will be permitted (at its own expense) to connect the Premises to a central antenna (if any) which is to be installed in the Building by the Landlord for the purpose of receiving television and wireless signals and transmissions. Connection to the central antenna (when the same is installed and available for connection) may be made after consultation with the Landlord at such point as the Landlord shall in its absolute discretion consider the closest location to the Premises facilitating the connection.

REPLACEMENT OF WINDOWS

3.6	To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows or glass including the curtain wall glazing of the Premises (or elsewhere if used exclusively by the Tenant) whether or not the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

REPAIR OF ELECTRICAL INSTALLATIONS

3.7	At the expense of the Tenant to repair or replace if so required by the Landlord or the appropriate utility company or authority under the terms of the Electricity Supply Ordinance or any statutory modiﬁcation or re-enactment thereof or any regulations made thereunder or if the same becomes dangerous or unsafe all the electrical wiring installations and ﬁttings within the Premises and the wiring from the Tenant’s meter or meters to and within the same and the Tenant shall permit the Landlord and its authorised representatives to test the same at any time upon request being made. The Tenant shall indemnify the Landlord and hold it harmless against any cost claim damage or proceedings resulting from or attributable to any malfunction or repair of the electrical installation or apparatus in the Premises.

GOOD REPAIR OF TOILETS AND WATER APPARATUS

3.8	At the expense of the Tenant to maintain toilets and water apparatus as are located within and connected to the Premises (or elsewhere if used exclusively by the Tenant or its licensees) in a good clean and tenantable state and in proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the regulations of the Department of Health of the Government of Hong Kong or other government authority concerned and not to use or permit or suffer to be used any toilet facilities Whether shared with other tenants or occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan urinal basin sink or other toilet ﬁtting any foreign or deleterious substance of any kind and to pay to the Landlord on demand the cost of any breakage blockage or damage resulting from a breach of this Clause.

CLEANING AND CLEANING CONTRACTORS

3.9	To keep the Premises at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ such cleaning contractors of the Premises as shall be nominated by the Landlord to perform all cleaning disposal pest control and related cleaning and hygiene works. Such cleaning contractors shall be employed at the expense of the Tenant.

CLEANING OF DRAINS

3.10	To pay on demand to the Landlord the reasonable cost incurred by the Landlord in cleaning and clearing any of the drains choked or stopped up owing to routine improper or careless use by the Tenant or its employees contractors invitees or licensees.

TO PERMIT LANDLORD TO ENTER AND VIEW

3.11	To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter the Premises to view the condition thereof or so as to gain access to any common areas or common facilities whether or not serving the Premises exclusively and upon prior notice to the Tenant to take inventories of the ﬁxtures ﬁttings and common facilities therein and to carry out any work or repair required to be done Provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be and provided also that the Landlord will cause as little damage or disturbance as is possible in exercising such rights but the Landlord and its servants and agents shall not be responsible for any damage caused to the Premises or any part thereof resulting from the forceful entry into the Premises by any of them.

TO EXECUTE REPAIR ON RECEIPT OF NOTICE

3.12	To make good all defects and wants of repair (fair wear and tear excepted) to the Premises for which the Tenant may be responsible hereunder within the space of one (1) month or such shorter period as the Landlord may require from the receipt of written notice from the Landlord to amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

INFORM LANDLORD OF DAMAGE

3.13	In so far as possible, to promptly give notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or ﬁttings ﬁxtures or other services or facilities within the Premises.

PROTECTION FROM TYPHOON

3.14	To take all reasonable precautions to protect the interior of the Premises from storm or typhoon damage and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

INDEMNIFICATION OF LANDLORD

3.15 (a)	To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or ﬁxtures or ﬁttings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of ﬁre or smoke or the leakage or the overﬂow of liquid of whatsoever origin from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents contractors licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause 3.16 hereof.

(b)	To be responsible for any claim arising as a result of any accident occurring at the Premises or any injury suffered or damage to or loss of any chattels or property sustained as a result of such accident and the Tenant hereby covenants and agrees with the Landlord to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such accident injury damage or loss as aforesaid and all costs and expenses incidental thereto.

TENANT’ S INSURANCES

3.16	To effect and maintain at all times upon the execution of this Agreement and during the Term of this Agreement the comprehensive insurance cover to the satisfaction of the Landlord in respect of the Premises against damage by ﬁre storm tempest earthquake ﬂood lightning subsidence heave landslip explosion aircraft (not being hostile aircraft) and articles dropped therefrom riot civil commotion malicious damage impact bursting or overﬂowing of pipes and such other risks or perils including but not limited to theft robbery and burglary as the Landlord shall from time to time reasonably think desirable and liability for loss injury or damage to any person or property whatsoever arising as a direct or indirect result of any act neglect default or omission of the Tenant or the contractors servants agents licensees or invitees of the Tenant with an insurance company of good repute and also in respect of the following :-

(a) THIRD PARTY

In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act of default or neglect of the Tenant which may give rise to a claim for an indemnity pursuant to Clause 3.15 hereof. The policy of insurance shall be effected with a reputable insurance company approved by the Landlord and shall be endorsed to show the Landlord as owner of the Premises and shall be in an amount of no less than HK$5,000,000.00 (in the case of the Premises being less than 2,000 square feet in area) or no less than HK$l0,000,000.00 (in the case of the Premises being not less than 2,000 square feet in area) or in such other amount as the Landlord may from time to time reasonably require and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modiﬁed or restricted without the prior consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord such policy of insurance together with a receipt for the last payment of premium and a certiﬁcate from the insurance company to show that the policy is in all respects valid and subsisting. In the event that the Tenant fails to produce such a policy and certiﬁcate and for the better observance of the Tenant’s obligation under Clause 3.15 above to permit the Landlord at the expense and in the name of the Tenant to effect and maintain insurance cover to the satisfaction of the Landlord with a reputable insurance company approved by the Landlord the policy of insurance so effected to be endorsed to show the interest of the Landlord therein and to be in such amount as may be determined by the Landlord and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered modiﬁed restricted or cancelled without the express prior written consent of the Landlord.

(b) GLASS

All glass including curtain wall and/or glazing now or hereafter on or in the Premises for their full replacement value.

(c) WATER DAMAGE

Against damage to stock ﬁxtures decoration and ﬁttings for the full insurable value occurring in respect of the use or misuse of the ﬁre sprinkler system (if any) installed within the Premises or the incursion of water therein.

(d) TENANT’S FITTINGS AND STOCK

The Tenant’s ﬁttings stock and equipment within the Premises against ﬁre and extraneous perils for their full replacement value.

AIR-CONDITIONING OF PREMISES

3.17	Where any plant machinery or equipment for cooling ventilation or circulating air including but not limited to air handling units fan coil units variable air volume boxes valves and accessories ducting insulation control units is installed in or about the Premises (whether by the Landlord or the Tenant) the Tenant will to the extent of the Tenant’s control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to the best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such air-conditioning plant machinery and equipment in or about the Premises as the Landlord may reasonably determine to ensure a reasonably uniform standard of air cooling or ventilation throughout the Building.

REFUSE AND GARBAGE REMOVAL

3.18	To be responsible for the removal of refuse and garbage from the Premises to such location as shall be speciﬁed by the Landlord from time to time and to use only the type of refuse container as speciﬁed by the Landlord from time to time. In the event of a collection service for refuse and garbage being provided by the Landlord the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole cost of the Tenant. If wet garbage is removed from the Premises any extra costs charged by the relevant government authorities or by any private service company nominated by the Landlord for removal of the same shall be borne by the Tenant.

SERVICE ENTRANCES

3.19	To load and unload goods only at such times and through such entrance and by such service lift as shall be designated by the Landlord at its sole discretion for this purpose from time to time.

COMMON AREAS

3.20	To pay to or reimburse the Landlord the cost of any damage caused to any part of the Building or the common areas and common services and facilities of the Building occasioned by the Tenant its licensees employees agents or contractors or any other person claiming through or under the Tenant.

CONTRACTORS EMPLOYEES INVITEES AND LICENSEES

3.21	To be liable for any act default negligence or omission of the contractors employees invitees agents partners visitors customers or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

DIRECTORY BOARDS

3.22	To pay the Landlord immediately upon demand the cost of afﬁxing repairing or replacing as necessary the Tenant’s to the directory boards (if any) at the Building.

LIGHT BULBS

3.23	To reimburse the Landlord the cost of replacing any damaged broken defective or burned out electric light bulbs tubes and globes in the Premises which may be provided by the Landlord.

VIEWING

3.24	To allow at all reasonable times within three (3) calendar months immediately preceding the expiration or sooner determination of the Term prospective tenants purchasers or occupiers to inspect the Premises and allow the Landlord to exhibit where the Landlord shall think ﬁt a notice indicating that the Premises are to become vacant which notice the Tenants shall not conceal.

OUTSIDE WINDOWS

3.25	To keep all windows of the Premises closed at all times and not to open any of the windows of the Premises save when the air-conditioning system is not in operation.

KEEP PREMISES OPEN

3.26	To keep the Premises open for business at all times of the year (save and except the public holidays) during the normal business hours for ofﬁce premises of the Building namely the hours set forth in Part I of the Third Schedule and without prejudice to the generality of the foregoing any suspension of the Tenant’s business for a period of more than seven (7) days without the prior consent of the Landlord shall constitute a material breach of this Clause entitling the Landlord to determine this Agreement and to regain possession of the Premises.

CONDUCTING OF BUSINESS

3.27	To conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a ﬁrst class commercial and ofﬁce complex with shopping centre.

REGULATIONS

3.28	To observe and comply with the Deed of Mutual Covenant and any sub-Deed of Mutual Covenant (if any) in respect of the Building and such regulations (the “Regulations”) as may from time to time be made or adopted by the Landlord in accordance with Section X hereof.

SECURITY SYSTEM

3.29	To ensure that its own security system within and at the entrance of the Premises is at all times compatible with and linked up to the security system for the Building (if any) provided and operated by the Landlord and the Tenant shall employ a competent and licensed security system installation company to supply and install security system at the Premises.

YIELD UP PREMISES AND HANDOVER

3.30 (a)	To yield up the Premises at the expiration or sooner determination of this Agreement in bare-shell, good clean and tenantable repair and condition in accordance with the stipulations herein contained together with all keys giving access to all parts of the Premises Provided that where any alterations or ﬁxtures or additions (including but not limited to such works carried out under this Agreement) to the Premises is made or installed by the Tenant or any other parties including ex-tenants with or without the Landlord’ s written consent the Landlord may in its discretion require the Tenant to reinstate remove or do away with such alterations ﬁxtures or additions or any part or portion thereof and make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord’s ﬁxtures and ﬁttings therein as a result thereof before delivering up the Premises to the Landlord (fair wear and tear excepted) and thus deliver the Premises to the Landlord in a good clean and tenantable repair and condition with the Landlord’s provision therein as set out in the Fourth Schedule hereto upon expiration or sooner determination of this Agreement. For avoidance of doubt the Landlord shall not be required to pay any compensation or cost to the Tenant for the retention or removal of all or such alterations ﬁxtures ﬁttings or additions or any part or portion thereof and without prejudice to the generality of the foregoing the Tenant shall permit the Landlord at the Tenant’s expenses to remove all lettering and characters from the directory boards at the Building and from all doors walls or windows of the Premises and to make good any damage caused by such removal.

(b)	Notwithstanding any provision to the contrary herein, if the Tenant shall fail to reinstate the Premises in accordance with the provisions herein at the expiration or sooner determination of this Agreement, the Landlord shall be entitled (but without prejudice to any other rights which it may have) to recover from the Tenant as a debt all costs incurred and/or to be incurred by the Landlord for reinstating the Premises.

ADJACENT EXCAVATION OR SHORING

3.31	If any excavation or other building works shall be made or authorised in the vicinity of the Building the Tenant shall permit the Landlord its servants or agents to enter the Premises to do such work as may be deemed necessary to preserve the exterior walls or the Building from injury or damage without any claim for damages or indemnity against the Landlord.

RE-DECORATION OF PREMISES

3.32	At the expiration of the Term of this Agreement and also in the last three (3) months thereof whether determined by efﬂuxion of time or otherwise to paint french polish or otherwise treat as the case may be all the inside wood and metal work of the Premises in a workmanlike manner and grain varnish and clean the parts of the Premises usually grained varnished and cleaned and to paint or paper with good quality materials in a workmanlike manner all walls and ceilings of the Premises usually painted or papered as the case may be such decoration in the last three (3) months of the Term to be executed in such colours patterns and materials as the Landlord may require.

SECURITY GUARDS

3.33	To employ as security guards of the Premises only such persons or such ﬁrm as approved by the Landlord. Such security guards shall be employed at the sole expense of the Tenant.

PIPES, CONDUITS, INDOOR ANTENNA AND DRAINAGE

3.34	To permit the Landlord to erect use and maintain pipes conduits indoor antenna and drainage in and through the Premises. The Landlord or its agents shall have the right to 10enter the Premises at all reasonable times to examine the same by prior notice given to the Tenant (except in emergency). Provided that the permission to the Landlord to use such pipes conduits indoor antemia and drainage shall extend to the use of such pipes conduits indoor antenna and drainage by the Landlord’s authorised tenants and licensees as the case may be. The Tenant accepts that there may exist in the Premises ducts pipes indoor antemia and drainage cables wires meters and facilities not serving the Premises exclusively and no claim or objection thereto shall be made by the Tenant. The Tenant shall at its sole cost and expense make provision for access panels to enable the Landlord to maintain such pipes conduits indoor antenna and drainage and hereby agrees not to affect the function of or cover such pipes conduits indoor antenna and drainage by objects of any kind during the Term.

TENANT’S PROPERTY

3.35	After the expiry or sooner determination of the Term, the Landlord, its servants or agents may, without prior notice to the Tenant, treat any item or property whatsoever placed or left in the Premises as abandoned and at the Tenant’s cost (payable on demand or by deduction from the Deposit pursuant to Section IX hereof) dispose of the same in whatever manner it shall in its absolute discretion decide and the Tenant hereby speciﬁcally authorizes the Landlord, its servants or agents to do so. The Tenant shall indemnify the Landlord against any damage occasioned to the Premises and all losses caused by or related to the presence of such items or property whatsoever on the Premises and/or the removal thereof from the Premises.

SECTION IV

LANDLORD’S OBLIGATIONS

The Landlord covenants with the Tenant as follows: -

QUIET ENJOYMENT

4.1	To permit the Tenant (duly paying the rent rates and other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions covenants and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord provided that the Tenant acknowledges that the Building Manager shall have the right to carry out renovation and/or alteration and/or addition work within, outside and/or above the Building and that ﬁtting out works will be carried out by the Landlord and/or other tenants (including but not limited to alteration work and mechanical and electrical work) which may cause inconvenience to the Tenant and that the Tenant hereby agrees that the Tenant shall not make any complaint and shall not be entitled to any abatement of Rent or any claims/compensation of whatever nature against the Landlord or its agents or the Building Manager in relation to the said works.

ENFORCEMENT OF THE DEED OF MUTUAL COVENANT

4.2	At the reasonable request and at the expense (if required) of the Tenant and whenever necessary to enforce the terms of the Deed of Mutual Covenant in relation to the Building against the owners of other premises in the Building.

SECTION V

RESTRICTIONS AND PROHIBITIONS

The Tenant hereby covenants with the Landlord as follows: -

INSTALLATION AND ALTERATIONS

5.1 (a)	Not without the previous written consent of the Landlord to erect install or alter any ﬁxture partitioning or other erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the mechanical or electrical wiring installation air-conditioning ducting pipes and conduits (if any) and lighting ﬁxtures or any part thereof or which may affect or be likely to affect the supply of water electricity or other utility or service to or in the Building nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the ﬂooring in excess of that for which it was designed or in excess of the loading of the electrical installations in the Building. The Landlord shall be entitled to prescribe the maximum loading of the electrical main or wiring and the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. All fees incurred by the Landlord in obtaining the approval of its architects to the location of heavy objects shall be borne by the Tenant and payment of such fees may be imposed on the Tenant as a pre-requisite to the Tenant receiving such consent from the Landlord.

(b)	In carrying out any approved work hereunder the Tenant its servants agents contractors and workmen shall obey and comply with all reasonable instructions and directions which may be given by the Landlord or its authorised representatives in connection with the carrying out of such work. Insofar as the same is applicable, the Clauses in Section XI hereof shall apply to the approved work hereunder.

(c)	Any fees or expenses incurred by the Landlord (including but not limited to vetting fee and administrative fee) in connection with the giving of consent hereunder shall be borne by the Tenant.

INIURY TO MAIN WALLS

5.2	Not Without the previous written consent of the Landlord to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises.

ALTERATION TO EXTERIOR

5.3	Not to afﬁx anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Clause 5.6 hereof.

OBSTRUCTION TO OUTSIDE WINDOWS

5.4	Not to block up darken or obstruct or obscure any of the windows or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider ﬁt to impose.

NOISE

5.5	Not to cause or produce or suffer or permit to be produced in or on the Premises any sound or noise (including sound produced by broadcasting from television radio and any apparatus or instrument capable of producing or reproducing music and sound) or vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord.

SIGNS AND ADVERTISEMENTS

5.6	Not without the written consent of the Landlord to exhibit or display on or afﬁx to the interior or exterior of the Premises which may be visible from the outside any advertisements signage writing sign signboard or other device whether illuminated or not nor to afﬁx any advertisements signage writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building Provided always that the Tenant shall be entitled to have its name and business displayed in such lettering and/or characters the standard of workmanship of which has to be ﬁrst approved by the Landlord and designated by the Landlord on a directory board at the Building entrance(s) and on the Tenant’s ﬂoor (if any). If the Tenant carries on business under a name other than its own name it shall, subject to the Landlord’s prior written approval, be entitled to have that name displayed as aforesaid and without prejudice to the foregoing the Landlord may, in connection with any application for consent under this Clause, require the Tenant to produce such evidence as it may think ﬁt to show that no breach of Clause 5.18 has taken place or is about to take place.

AUCTIONS AND SALES

5.7	Not to conduct or permit any auction ﬁre bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises.

ILLEGAL IMMORAL OR IMPROPER USE

5.8	Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

NO TOUTING

5.9	Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by any of the Tenant’s agents or licensees.

SLEEPING OR DOMESTIC USE

5.10	Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain on the Premises overnight unless having the Landlord’s prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall ﬁrst be registered with the Landlord prior to the Landlord giving such permission.

13MANUFACTURE AND STORAGE OF MERCHANDISE

5.11	Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock or materials in small quantities reasonably required in connection and consistent with the business carried on therein by way of samples and exhibits nor to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous or prohibited goods within the meaning of the Dangerous Goods Ordinance or in contravention of any other laws of Hong Kong and the regulations thereunder or any statutory modiﬁcation or re-enactment thereof.

OBSTRUCTIONS IN PASSAGES

5.12	Not to place or leave or suffer or permit to be placed or left by any agent contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same. In the event of the Tenant placing, leaving or suffering or permitting to be placed or left any goods, merchandise, boxes, furniture, articles, equipment or rubbish at or in the entrance or any staircases, passages or landings of the Building, then in addition and without prejudice to the Landlord’s other rights under this Agreement, the Landlord and its agents may, and the Tenant speciﬁcally authorizes the Landlord and/or its agent to, remove and dispose of such goods, merchandise, boxes, furniture , articles, equipment and/or rubbish to such other place and by such means as the Landlord and/or its agent shall think ﬁt and the costs of such removal and/or disposal incurred by the Landlord and/or its agent shall forthwith be recoverable from the Tenant as a debt. The Tenant shall have no claim or compensation whatsoever against the Landlord as a result of the Landlord’s removal and/or disposal of the Tenant’s articles as aforesaid and the Tenant shall further indemnify the Landlord against all actions, claims, demands, costs and proceedings arising as a result of the Landlord’s removal and/or disposal of the Tenant’s articles as aforesaid.

PARKING AND LOADING OUTSIDE THE PREMISES

5.13	Not to park in obstruct or otherwise use nor permit to be parked in obstruction or otherwise used by any employee agent contractor invitee or licensee of the Tenant where those areas (if any) of the Building allocated to parking the movement of or access for vehicles or designated as loading or unloading areas other than in accordance with the Regulations made from time to time by the Landlord.

GOODS AND MERCHANDISE OUTSIDE THE PREMISES

5.14	Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises without the prior permission of the Landlord and/or the Building Manager. The Landlord and/or the Building Manager shall be entitled to without prior notice remove at the Tenant’s cost any goods or merchandise whatsoever placed, exposed or left upon or over the ground outside the Premises without the said permission.

PREPARATION OF FOOD AND PREVENTION OF ODOURS

5.15	Not to cook or prepare or permit or suffer to be cooked or prepare any food in the Premises or to cause or permit any offensive or unusual odours produced upon or emanated from the Premises.

FOOD BY SERVICEWAYS

5.16	Not to permit or allow any food or food containers or furniture or other large or heavy objects to be brought onto or removed from the Premises except by way of service entrances service exits and (if any) service lifts or otherwise as may be directed by the Landlord from time to time and at such times as the Landlord shall direct and not to permit passenger or service or cargo lifts to be overloaded by weight in excess of the weight which such passenger or service or cargo lifts are designed or permitted to carry.

ANIMALS, PETS AND INFESTATION

5.17	Not to keep or permit or suffer to be kept any animals or livestock inside the Premises and to take all such steps and precautions to the reasonable satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the termination contractors as the Landlord may nominate cost such and at such intervals as the Landlord may direct.

SUBLETTING, ASSIGNING ETC.

5.18	Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not named as a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. This Agreement shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause: -

(a)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(c)	In the case of a tenant which is a corporation any take-over re-construction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(d)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

BREACH OF GOVERNMENT GRANT ETC.

5.19	Not to cause suffer or permit any contravention of the provisions of the Government Grant or Conditions under which the Landlord holds the Premises and to indemnify the Landlord against any such breach.

BREACH OF INSURANCE POLICY

5.20	Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by ﬁre or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

LOCKS

5.21	Not without the previous written consent of the Landlord to alter the existing locks bolts and ﬁttings on the entrance doors to the Premises nor to install any additional locks bolts or ﬁttings thereon nor to alter or erect or install any ﬁxtures partitions doors gates metal grilles shutters or other similar erection or installation whatsoever whether of a temporary or permanent nature in the Premises or in or at the doorway or entrance of the Premises or at any of the ﬁre exits therefrom or carry out any alteration erection or installation works that may in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned nor in any other respect to contravene the said regulations.

AERIALS

5.22	Not to erect any aerial on the roof or walls of the Building nor the ceiling or walls of the Premises.

NO GAMBLING

5.23	Not to permit gambling of any description whatsoever upon the Premises.

TENANT’S ASSOCIATION

5.24	Not to form or organise or attempt or make any effort to form or organise any tenant’s association or union jointly with any tenants of the Building for whatever objects or purposes during the Term of this Agreement.

FIRE SHUTTERS

5.25	Not at any time during the Term of this Agreement to cause or permit or suffer the area under the ﬁre shutter if any or if any is to be installed in the Premises to be obstructed in any way whatsoever and to ensure that the design and layout of the Premises shall be in such manner so as not to be in breach of this Clause.

PROHIBITED NAMES

5.26	Save and except to indicate the address of the Tenant not to name or include in the name of the business or company controlled or operated by the Tenant the word “The Center” (“中環中心”) or the name of the Building as may be designated by the owners of the Building from time to time whether alone or in any combination thereof or in conjunction with other word or symbol or any name similar thereto and not at any time to change the name of the business or company of the Tenant to include any such word as aforesaid.

DISCHARGE OF EFFLUENT

5.27	Not to discharge or permit or suffer to be discharged any dangerous poisonous corrosive or unlawful efﬂuent into any pipe or drain of the Building.

MAXIMUM CAPACITY OF LIFTS

5.28	Not to overload or permit to be overloaded any lift in the Building (if any) in excess of its maximum capacity and to be responsible for any damage caused by any breach of this Clause by the Tenant its employee agent licensee contractor or customer.

FABRIC OR DECORATIVE FEATURES OF COMMON AREAS

5.29	Not to damage injure or deface any part of the fabric or decorative features of the common areas stairs lifts and escalators of the Building including any trees plants and shrubs therein and thereabout.

WIRING, CABLES OR OTHER ARTICLES OUTSIDE THE PREMISES

5.30	Not to lay install afﬁx or attach any wiring cables or any other article or thing in or upon any of the entrances staircases landings passages lobbies or other parts of the Building in common use.

SHRINES OR RELIGIOUS CEREMONIES

5.31	Not to place or install any shrines or tablets and not to conduct any religious ceremonies or permit any religious ceremonies conducted inside or outside the Premises.

DAMAGE TO WALLS, CEILINGS AND FLOORS

5.32	Not without the consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails screws hooks brackets or similar articles into the ceilings walls or ﬂoor of the Premises nor without the previous written consent of the Landlord to lay or use any ﬂoor covering or do any thing which may damage or penetrate the existing ﬂooring ﬂoor screed or slab.

BREACH OF DEED OF MUTUAL COVENANT

5.33	Without prejudice to the foregoing Clauses, not to do or permit or suffer to be done any act deed matter or thing whatsoever which amounts to a breach of any of the terms conditions and covenants of the Deed of Mutual Covenant and to indemnify the Landlord against any such breach.

NO INTERRUPTION OF TELECOMMUNICATION SIGNAL

5.34	Not to do anything that interferes with the Landlord’s or other occupiers’ reception of telephone or satellite master antenna television messages.

NO SMOKING

5.35	Not to smoke or permit or allow any of the Tenant’s employee, servant, invitee, agent, contractor, partner, customer or licensee to smoke in the Premises and/or any other areas of the Building including without limitation the common areas of the Building and to use the Tenant’s best endeavor to ensure that none of the Tenant’s employee, servant, invitee, agent, contractor, partner, customer or licensee will smoke in the Premises and/or any other areas of the Building including without limitation the common areas of the Building.

SECTION VI

EXCLUSIONS

Save and except the wilful default of the Landlord, the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever: -

LIFTS, AIR-CONDITIONING, UTILITIES

6.1	In respect of any loss of proﬁt or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown or suspension of the lifts escalators and air- conditioning system (if any) condenser water supply system (if any) electric power and water supplies or any other service provided in or serving the Building, or

FIRE AND OVERFLOW OF WATER

6.2	In respect of any loss of proﬁt or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke ﬁre odours or any other substance or thing or the overﬂow or leakage of water from anywhere within the Building or the leakage or overﬂow of water into the Building or any part thereof from anywhere outside the Building (whether the overﬂow or leakage is from any pipes drains water tanks water apparatus sprinkler system or other ﬁre prevention or control apparatus or due to ﬁre storm tempest ﬂood act of God or any other inevitable accident) or the decoration or ﬁtting out of any part of the Building carried out by the Landlord or any other tenants or occupiers of the Building, or

SECURITY

6.3	For the security and safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises and the contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, or

CAUSES OTHER THAN LANDLORD’S WILFUL DEFAULT

6.4	In respect of any loss of proﬁt or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person unless the same is caused by the wilful default or gross negligence of the Landlord and the Landlord is otherwise liable for the same, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

SECTION VII

ABATEMENT OF RENT

SUSPENSION OF RENT IN CASE OF FIRE ETC.

7.1	If the Premises or the Building or any part thereof shall at any time during the Term of this Agreement be destroyed or damaged or become unﬁt for occupation not due to any default of the Tenant but due to ﬁre earthquake subsidence of the ground landslide or Acts of God and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy money be refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the Term of this Agreement the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent rates Management and Air-Conditioning Charges hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended until the Premises or Building shall again be rendered ﬁt for occupation Provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unﬁt for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations covenants terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

SECTION VIII

DEFAULT

It is hereby expressly agreed and declared as follows: -

DEFAULT

8.1	If the rent and/or any charges payable hereunder or any part thereof shall be in arrear for seven (7) days after the same shall have become payable (whether formally demanded or not) or if there shall be any other breach or non-performance of any of the stipulations conditions covenants or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant’s goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or nonperformance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) and in exercising its rights to do so or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant on a fully indemnity basis and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

ACCEPTANCE OF RENT

8.2	The acceptance of any rent by the Landlord hereunder shall not operate and shall not be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms covenants and conditions herein contained and on the part of the Tenant to be observed and performed.

INTEREST

8.3	Notwithstanding anything hereinbefore contained in the event of default in payment of rent or other sums payable under this Agreement for a period of seven (7) days from the date on which the same falls due for payment (whether formally or legally demanded or not) the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at two (2) percent over the best lending rate from time to time quoted by The Hongkong and Shanghai Banking Corporation Limited per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re- entry) exercisable under the terms of this Agreement.

DISCONNECTION OF ELECTRICITY SUPPLY ETC.

8.4	In addition and without prejudice to the Landlord’s right under Clauses 8.1 and 8.3 hereof the Landlord may and the Tenant hereby speciﬁcally authorises the Landlord in the event of a default by the Tenant under this Agreement to cut off the supply of water electricity air-conditioning and chilled water to the Premises and to suspend the use of lifts and loading bays in the Building by the Tenant and to suspend and/or restrict the Tenant’s right of access to and from the Premises and in the Building and to dispose of all objects including goods merchandise equipment furniture and ﬁxtures in or at the Premises in such manner as the Landlord shall deem ﬁt and any expenses in correction therewith shall be paid by the Tenant and shall be recoverable from it as a debt. The Landlord shall not in any way be liable to the Tenant for any nuisance loss or damage whatsoever suffered and/or incurred by the Tenant as a result of such disconnection suspension restriction or disposition.

ACTS OF EMPLOYEES INVITEES AND LICENSEES

8.5	For the purpose of this Agreement any act default neglect or omission of any guest visitor servant contractor employee agent partner invitee customer or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

RE-ENTRY

8.6	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufﬁcient exercise of such power without actual entry on the part of the Landlord.

DISTRAINT

8.7	For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) and of this Agreement, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

EXPENSES OF NOTICE OF DEFAULT

8.8	The Tenant shall pay all expenses (including surveyor’s fees and costs on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance (Cap.2l9) notwithstanding forfeiture is avoided otherwise than by relief granted by the court.

ARREAR

8.9	Notwithstanding anything hereinbefore contained if the Tenant shall fail to pay the rent or any sums payable hereunder or any part thereof on the days and in the manner hereinbefore stipulated the Landlord shall be entitled (but without prejudice to any other entitlement or right which the Landlord may possess) to recover from the Tenant as a debt the following expenses incurred by the Landlord in the course of recovering the said rent or sums payable hereunder or any part thereof:-

(a)	a sum of HONG KONG DOLLARS FIVE HUNDRED (HK$500.00) being late payment administration charges for additional work incurred by the Landlord’s Property Division;

(b)	all solicitor’s and court fees incurred by the Landlord; and

(c)	any other fees paid to debt-collectors appointed by the Landlord.

SECTION IX

DEPOSIT

DEPOSIT

9.1	The Tenant shall on the signing hereof and at such other times (if any) during the Term of Agreement hereby created as speciﬁed in Part III of the First Schedule hereto deposit with the Landlord the sum or sums speciﬁed in Part IV of the First Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord upon the execution of and throughout the Term of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other contributions or charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non- observance or nonperformance by the Tenant of any of the said agreements stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the Term of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter the Premises and to determine this Agreement as hereinbefore provided and if the Landlord shall choose not to determine but to continue with this Agreement, the Tenant shall pay to the Landlord in addition interest on the further deposit at the same rate as set out in Clause 8.3 hereof and shall indemnify the Landlord against such costs and expenses incurred by the Landlord including those items set out in Clause 8.9 hereof.

INCREASE IN DEPOSIT

9.2	The amount of the said deposit shall be increased following each and any review (if any) in rent to current open market rent provided for herein to a sum equal to three (3) months’ Management and Air-Conditioning Charges the rent highest ascertainable rates payable during the Term and the Tenant shall make payment to reﬂect such changes accordingly and the Clauses of this Section IX shall apply to such further deposits and Clauses 8.3 and 8.9 shall apply.

REPAYMENT OF DEPOSIT

9.3	Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges including reinstatement expenses and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

TRANSFER OF DEPOSIT

9.4	Notwithstanding anything herein contained, the Tenant hereby expressly agrees that in the event of the Landlord assigning or transferring the ownership of the Premises to any person (the “New Landlord”) prior to the expiration of the Term subject to and with the beneﬁt of this Agreement, the Landlord may transfer a sum equivalent to the Deposit paid by the Tenant hereunder (less any deduction which the Landlord may make according to the terms and conditions of this Agreement and a sum equivalent to the Deposit or the balance hereof after the said deduction shall hereinafter be referred to as the “Refunding Deposit”) to the New Landlord and in that event the Tenant shall waive all claims against the Landlord for the payment of the Refunding Deposit or a sum equivalent thereto but nothing herein shall prejudice or affect the right of the Tenant to claim against the New Landlord for payment of the same AND a written notice sent by the Landlord or the Landlord’s solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Refunding Deposit has been transferred to the New Landlord unless contrary intention is expressed in the said notice.

SECTION X

REGULATIONS

INTRODUCTION OF REGULATIONS

10.1	The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may reasonably consider necessary for the proper operation and maintenance or management of the Building or any part thereof.

CONFLICT

10.2	Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conﬂict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

NOT LIABLE FOR LOSS

10.3	The Landlord shall not be liable for any loss or damage however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

SECTION XI

SUBMISSION AND APPROVAL OF PLANS

SUBMISSION OF TENANT’S PLANS

11.1	Prior to the commencement of decoration or ﬁtting out works to the Premises the Tenant shall at its own cost and expense prepare and submit to the Landlord suitable drawings plans and speciﬁcations of the works to be carried out by the Tenant together with schematic sketches showing intent as to the Tenant’s design and layout proposals and together with the programme of work showing their duration and work progress (hereinafter collectively called “the Tenant’s Plans”) to enable the Premises to be ﬁtted out and completed for the purposes speciﬁed in this Agreement and in all respects in a style and manner appropriate to ﬁrst class commercial and ofﬁce buildings. The Tenant’s Plans shall, without limitation: -

(a)	Include detailed drawings plans and speciﬁcations for all interior layout a reﬂected ceiling plan decorations ﬁttings lightings installations furnishings partitionings ceilings openings entrances structural escape routes and ﬂoor coverings;

(b)	Include detailed drawings plans and speciﬁcations of all electrical installations which shall be connected to the electrical systems installed by the Landlord;

(c)	Include details of any proposed amendments additions or alterations to any electrical mechanical ﬁre or other building services;

(d)	Include connections and reticulation of all electrical wiring including wiring to air conditioning plant and to light ﬁttings together with control switching etc. within the Premises;

(e)	Include any alteration to the sprinkler system necessitated by the layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department;

(f)	Include any installation of air-conditioning ducting that may be required by the Tenant’s internal layout of the Premises Provided that if the Tenant’s proposals require the modiﬁcation or relocation ﬁtting of any air handling equipment installed at the Premises the Tenant shall pay all costs in connection with such modiﬁcation or relocation;

(g)	Include all internal decoration furnishings and specialized equipment;

(h)	Comply with all relevant Ordinances regulations and by-laws from time to time issued and enacted by the Government of Hong Kong;

(i)	Include front elevation and external elevation with colour rendering;

(j)	Include any other plan(s) or calculation as may be required by the Landlord.

ALTERATION TO BUILDING SERVICES

11.2	In order to enable the building services of the Building to be effectively coordinated and controlled the Tenant agrees that any and all work involving any alteration to or modiﬁcation of or in any way associated with the sprinkler system the security system and all electrical and mechanical works and all works involving the design and installation of the signages and entrance doors and all approved alterations to the building services (including drainage air-conditioning (including chilled water piping and air-ducts) plumbing security and ﬁre services) in or for the Premises shall be carried out at the Tenant’s expense only by the contractor as nominated by the Landlord. For the avoidance of doubt, the Tenant shall at his own cost and expense be responsible for the application and installation of all electricity meters water meters and telephone and other communication appliances and installations for the Premises. The Tenant shall at the expiration or sooner determination of this Agreement if so required by the Landlord at the Tenant’s own expense reinstate the whole or any part of the Premises in accordance with the Landlord’s requirements and the Landlord’s Fourth Schedule hereto.

APPROVAL OF PLANS

11 3 (a)	The Landlord will consider at its absolute discretion to accept or reject the Tenant’s Plans or any part of them as it thinks ﬁt and the Tenant shall under no circumstances commence any work or alterations on the Premises until the full written approval of the Landlord concerning the Tenant’s Plans.

(b)	The Tenant shall pay to the Landlord a vetting fee in such amount as shall be determined by the Landlord at its sole discretion in connection with the consideration and approval of the Tenant’s Plans or any modiﬁcations or amendments thereof. The Tenant shall also pay to the Landlord a facilitation fee in such amount as shall be determined by the Landlord at its sole discretion for the cost incurred by the Landlord in providing services including consumption of temporary electricity or water to the Premises removal of construction debris from a central collection point and the Landlord’s facilitation fee the Landlord’s nominated contractors’ cost and any administration fee incurred by the Landlord during the period of ﬁtting out all such fees are to be payable by the Tenant in advance.

The Tenant shall engage at the Tenant’s sole cost and expense of such consultants or professionals as nominated by the Landlord in connection with such architectural mechanical and electrical engineering and structural engineering works which the Tenant may carry out at or in or on the Premises.

(c)	The Tenant shall (if applicable) apply for and obtain all relevant government approval and consent at its own cost prior to the commencement of the decoration or ﬁtting out works at the Premises.

(d)	If the Tenant’s Plans or any of the plans subsequently re-submitted for approval are rejected or partly rejected by the Landlord the Tenant shall re-submit the revised Tenant’s Plans to the Landlord for its approval within seven (7) days from the date of the Landlord’s notice to the Tenant rejecting those plans previously submitted by the Tenant.

(e)	The Tenant hereby expressly agrees that the Tenant shall complete the ﬁtting-out and decoration works of the Premises in accordance with the Plans as approved by the Landlord or the Landlord’s management agent (as the case may be). If not immediate reinstatement by the Tenant is required.

(f)	The Landlord and/or its agent shall not be liable for any delay caused by the nominated consultant and/or contractor and the nominated and/or consultant’s agent.

FITTING OUT DEPOSIT

11.4	To secure the due performance and observance of the Clauses contained in this Section XI, the Tenant shall pay to the Landlord a sum of decoration deposit which the Landlord shall in its absolute discretion determine upon execution of this Agreement. Without prejudice to any other remedy that may be available to the Landlord, the Landlord may deduct from the decoration deposit the amount of all losses and damages sustained or incurred by the Landlord as a result of any breach or non-performance or non-observance by the Tenant of any Clause contained in this Section XI. The decoration deposit or balance thereof if deduction is made upon the Clause hereinafter contained will be refunded to the Tenant without any interest thereon after completion of the ﬁtting out work if the Tenant shall have observed all the Clauses contained in this Section XI.

MISCELLANEOUS

11.5	The Tenant shall not cause or permit to be caused or make any subsequent variation to the approved Tenant’s Plans and speciﬁcations or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord such vetting and/or administrative fee as shall be determined by the Landlord in connection with the Landlord giving such approval.

REINSTATEMENT DEPOSIT

11.6	The Landlord reserves the right to demand from the Tenant a payment of the sum of reinstatement deposit which the Landlord shall in its absolute discretion determine upon the execution of this Agreement. Without prejudice to any other remedy that may be available to the Landlord the Landlord may deduct from the reinstatement deposit the amount of all losses and damages sustained and/or incurred by the Landlord as a result of the failure of the Tenant to reinstate (where the Landlord exercises its discretion requiring the Tenant so to do) the Premises in accordance with Clause 3.30 of Section III hereof upon the expiration or sooner determination of this Agreement. The reinstatement deposit or balance thereof if deduction is made upon the Clause herein contained will be refunded to the Tenant without any interest upon the expiration or sooner determination of this Agreement.

SECTION XII

INTERPRETATION AND MISCELLANEOUS

NAME OF BUILDING

12.1	The Landlord reserves the right subject to any relevant provisions of the Deed of Mutual Covenant (if any) and/or the Sub-Deed of Mutual Covenant (if any) in respect of the Building to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without the same constituting any actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor.

LANDLORD’S RIGHTS REGARDING COMMON AREAS AND COMMON FACILITIES

12.2	Notwithstanding anything herein contained and in particular Section IV above, the Landlord shall have the right to remove cancel relocate or otherwise change or carry out any alteration or addition or other works to the common areas (including but not limited to entrances passages corridors and staircases) and common facilities (including but not limited to lifts escalators and toilets) of the Building and such other part or parts of the Building (other than the Premises) from time to time and in such a manner as the Landlord may in its absolute discretion deem ﬁt without the same constituting any actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor. In particular the Landlord hereby expressly reserves the right at any time at its sole discretion to renovate or refurbish the shopping arcade of the Building of which the Premises form part of and to change alter amend vary add to and re-locate the layout of the shopping arcade including but not limited to the external walls entrance lobbies staircases landings passages corridors toilets lifts and escalators and to carry out works to effect such renovation refurbishment change alteration amendment variation addition and re-location Provided that the size of the Premises shall not be affected or reduced in any way and Provided further that the Tenant shall not be entitled to object to the renovation refurbishment change alteration amendment variation addition re-location or any works thereof and shall have no right of action or claim for compensation whatsoever in connection with any matters arising from this Clause.

PUBLIC ADDRESS SYSTEM

12.3	Notwithstanding anything herein contained or implied to the contrary the Landlord may subject to any relevant provisions of the Deed of Mutual Covenant (if any) and/or the Sub-Deed of Mutual Covenant (if any) in respect of the Building provide and install a public address system throughout the common areas and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

CONDONATION NOT A WAIVER

12.4	No condoning excusing or overlooking by the Landlord of any default breach or non- observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms covenants and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or nonobservance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord.

Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the Clauses hereof nor shall it be construed as dispensing with the necessity of obtaining the speciﬁc written consent of the Landlord in the future, unless expressly provided.

LETTING NOTICES AND ENTRY

12.5	During the three (3) months immediately before the expiration or sooner determination of the Term the Tenant shall permit all persons having written authority from the Landlord to enter and view the Premises and every part thereof at all reasonable times Provided Further that the Landlord shall be at liberty to afﬁx and maintain without interference on any external part of the Premises with a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of three (3) months.

SERVICE OF NOTICE

12.6	Any notice required to be served on the Tenant shall be sufﬁciently served if delivered to or despatched by registered post or post to or left at the Premises or the last known address in Hong Kong or the registered ofﬁce of the Tenant. A notice sent by registered post or post shall be deemed to be given at the time and date of posting. A notice so left by hand shall be deemed to be given at the time when the notice is being left at the Premises or the last known address of the Tenant.

GENDER

12.7	In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the others of them and references to persons shall include bodies corporate or unincorporate.

MARGINAL NOTES, HEADINGS AND INDEX

12.8	The Marginal Notes Headings and Index (if any) are intended for guidance only and do not form a part of this Agreement nor shall any of the Clauses of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

STAMP DUTY AND COSTS

12.9	The legal costs of the Landlord or the Tenant whatsoever incidental to the preparation execution and registration of this Agreement shall be borne in the manner described in Part VI of the First Schedule hereto. The stamp duty registration fees and other disbursements of the Landlord or the Tenant whatsoever incidental to this Agreement shall be borne by the Landlord and the Tenant in equal shares.

NO FINE

12.10	The Tenant acknowledges that no ﬁne premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this Agreement.

EXCLUSION OF WARRANTIES

12.11	This Agreement sets out the full agreement between the parties and supersedes any other commitments agreements representations warranties or understandings written or verbal which the parties may have had with respect to the Building or the Premises.

JOINT AND SEVERAL LIABILITY

12.12	Where more than one person is included in the expression “the Tenant” all such persons shall be jointly and severally liable for the performance and observance of the terms conditions and agreements herein contained and on the part of the Tenant to be performed and observed. The Landlord may divide any payment of rent or other sums payable under this Agreement by issuing a separate debit note and/ or receipt to each Tenant at the amount agreed between the Tenant upon the request of the Tenant Provided the Tenant has agreed that such acts of the Landlord shall not jeopardize any right or interest of the Landlord under this Agreement (i.e. including but not limited to the joint and several liability of the Tenant provided in this Clause 12.12).

BUILDING MANAGER

12.13	Unless the context otherwise requires or provides, the expression “the Landlord” shall include the building manager from time to time appointed for the management of the Building under any Deed of Mutual Covenant in respect of the Building.

SPECIAL CONDITIONS

12.14	The parties hereto further agree that they shall respectively be bound by and entitled to the beneﬁt of the Special Conditions set forth in Part II of the Third Schedule hereto.

SALE, DEMOLITION OR RE-DEVELOPMENT

12.15	Notwithstanding any other provision herein, if at any time during the Term which for the avoidance of doubt includes any renewal thereof the Landlord wish to sell the Premises or the ﬂoor(s) which the Premises form part or if there shall be a change in control of the Landlord or if the owners of the Building (which includes the Premises) shall resolve to redevelop the Building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise either alone or jointly with the owner(s) of other premises of the Building (which sale or intention to redevelop shall be conclusively evidenced by a copy of the Resolution or memorandum of the Board of Directors of the Landlord or the owners, as the case may be) then in any of such events the Landlord shall be entitled to give six (6) months’ notice in writing to the Tenant terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out. The Tenant shall not have any claim against the Landlord for any loss compensation damage costs or expenses arising from or in connection with such early termination and shall immediately upon the expiration of such notice deliver up vacant possession of the Premises to the Landlord.

For the purpose of this Clause and this Agreement, “demolish” and/or “rebuild” shall mean the demolition and/or rebuilding of the whole of the Building or any part or parts thereof. “Refurbish” and/or “renovate” may or may not include demolition of the Building or any part or parts thereof. Notwithstanding any other provision herein and notwithstanding any law to the contrary, the Tenant’s optional right(s) (if any) shall extinguish and determine upon the service of the said notice of termination (whether the same shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such early termination of optional right(s).

CONFIDENTIALITY

12.16	Without the prior written consent of the Landlord, the Tenant undertakes not to disclose any term or condition of this Agreement to any person, entity or company during the Term of this Agreement except where:

(a)	disclosure is required by any law, court order or rules or regulations of any stock exchange or other administrative governmental or regulatory authority to which the Tenant may be subject; or

(b)	disclosure is to the Tenant’s legal or ﬁnancial advisors for the purpose of seeking legal advice or audit.

CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

12.17	The parties to this Agreement do not intend any of the terms of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance by any person or entity who is not a party to this Agreement.

DELIVERY OF PREMISES

12.18	The Premises and the Landlord’s Provisions are to be delivered to the Tenant in the condition set out in Part II of the Third Schedule and no warranty and representation whatsoever has been made or is made by the Landlord or its agents regarding the Premises and in particular but without limitation no warranty or representation is made by the Landlord or its agents regarding:-

(a)	the furniture, ﬁttings and ﬁnishes and/or installations and appliances in the Premises and/or the Building;

(b)	the state and condition of the Premises or the Building and the user thereof;

(c)	the composition of the Building;

(d)	the legality or illegality of any structure, alteration, addition, erection, ﬁxture, installation, manner of construction or partitions of and in the Premises or any common areas of the Building;

(e)	whether any illegal or unauthorized structures exist in the Premises.

The Tenant agrees that if any notice or order shall be issued by the Buildings Department or other relevant government authorities regarding the removal or reinstatement of any illegal or unauthorized structure in the Premises, the Tenant shall at its own costs comply with such notice and/or order and the Tenant shall not be entitled to make any claim for compensation or reduction of rent against the Landlord.

PREMISES SUBJECT TO MORTGAGE OR CHARGE

12.19	If the Premises are subject to any mortgage or charge the parties hereto agree that this Agreement is conditional upon the legal chargee/mortgagee of the Premises giving its consent to the parties entering into this Agreement Provided that the Landlord shall use its best endeavours to obtain such consent and Provided that the Tenant shall sign or execute the documents required to procure such consent. In the event the legal chargee/mortgagee fails refuses to give its aforesaid consent for whatever reason this Agreement shall be automatically cancelled as if the same had not been made where upon the Landlord shall refund to the Tenant any deposit paid hereunder but without interest or compensation and the Tenant shall immediately vacate the Premises if it had already entered into possession thereof and neither party shall have any further claim against the other. Further and in consideration of the legal chargee/mortgagee giving its aforesaid consent the Tenant agrees to waive its right (if any) to claim against the legal chargee/mortgage for the return of all rental deposit paid by the Tenant hereunder in the event of the legal chargee/mortgage entering into possession of the Premises in the exercise of its right and power conferred on the legal chargee/mortgagee by the relevant legal charge/mortgage.

DISCLOSURE OF INFORMATION

12.20	The Tenant agrees and consents that any personal information relating to the Tenant at any time acquired, collected or otherwise held by the Landlord (whether relating to this Agreement or otherwise howsoever) may from time to time be disclosed to and held and/or used by all or any of the holding company and/or subsidiaries and/or afﬁliates of, and/or other individuals and/or organizations associated with the Landlord (in Hong Kong or elsewhere) or to the New Landlord or potential new Landlord and/or any independent third party (within or outside Hong Kong) for the purpose of or in connection with this Agreement, the enforcement of this Agreement and/or anything arising out of this Agreement and for any transactions, agreements, arrangements and/or dealings (whether past, present or proposed) between the Tenant and the Landlord and/or for or in connection with any purpose whatsoever as the Landlord shall consider appropriate.

GOVERNING LAW

12.21 (a)	This Agreement shall be governed by the laws of Hong Kong.

(b)	The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong for the purposes of all proceedings arising out of or in connection with this Agreement or any documents executed pursuant to this Agreement but the submission of the Tenant to the non-exclusive jurisdiction of the courts of Hong Kong shall not restrict the right of the Landlord to take proceedings against the Tenant in any other courts having, claiming or accepting jurisdiction over the Tenant or its assets, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

THE FIRST SCHEDULE ABOVE REFERRED TO

PART I

(Clause 1.1)

LANDLORD

SUPREME GOAL INVESTMENTS LIMITED whose registered ofﬁce is situate at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

TENANT

ANPA FINANCIAL SERVICES GROUP LIMITED whose registered ofﬁce is situate at Portion 2, 12/F, The Center, 99 Queen’s Road Central, Hong Kong.

PART II

(Clause 1.2)

PREMISES, BUILDING AND LOT

PORTION OF 12TH FLOOR OF THE CENTER, 99 QUEEN’S ROAD CENTRAL, HONG KONG erected on The Inland Lot No.8827 (“the Lot”) which the said area is for the purpose of identiﬁcation only shown on the plan attached hereto and thereon coloured Pink.

PART III

(Clause 1.2)

TERM

For a term of three (3) years commencing on 1 April 2024 and expiring on 31 March 2027 (both days inclusive).

PART IV

(Clause 9.1)

DEPOSIT

HONG KONG DOLLARS ONE MILLION ONE HUNDRED FORTY THOUSAND FOUR HUNDRED EIGHTY SEVEN AND CENTS FOUR ONLY (HK$1,140,487.04).

PART V

(Clause 1.2)

USER

Restricted to use for the purpose of commercial ofﬁces only and for no other purpose whatsoever provided that the Tenant shall obtain all necessary licences and approvals required by any Government authority in connection with such use and the Landlord does not warrant that the Premises are ﬁt to be used for any particular purpose.

PART VI

(Clause 12.9)

LEGAL COSTS

Each party shall bear its own legal costs of and incidental to the preparation approval execution completion and registration of this Agreement.

THE SECOND SCHEDULE ABOVE REFERRED TO

PART I

(Clauses 1.2 and 2.1)

RENT

The monthly rental throughout the Term shall be HONG KONG DOLLARS TWO HUNDRED NINETY EIGHT THOUSAND SEVEN HUNDRED FIFTY SIX ONLY (HK$298,756.00) exclusive of Government Rates and Rent, Management and Air-Conditioning Charges payable in accordance with Clauses 1.2 and 2.1 of this Agreement.

PART II

(Clauses 1.2 and 2.2)

MANAGEMENT AND AIR-CONDITIONING CHARGES

HONG KONG DOLLARS FIFTY EIGHT THOUSAND SIX HUNDRED THIRTY NINE AND CENTS TWELVE ONLY (HK$58,639.12) per calendar month as Management and Air- Conditioning Charges subject to review from time to time by the Landlord in accordance with Clauses 1.2 and 2.2 of this Agreement.

PART III

(Clauses 1.2 and 2.3)

GOVERNMENT RATES AND RENT

HONG KONG DOLLARS SIXTY EIGHT THOUSAND THREE HUNDRED ONE AND CENTS SIXTY EIGHT ONLY (HK$68,301.68) per calendar QUARTER subject to Clauses 1.2 and 2.3 of this Agreement.

THE THIRD SCHEDULE ABOVE REFERRED TO

PART I

(Clause 3.26)

NORMAL BUSINESS HOURS

The normal business hours of the ofﬁce premises of the Building mean the hours other than on Sundays and Public Holidays between 8:00 a.m. and 7:30 p.m. on each Monday to Friday which is not a Public Holiday and between 8:00 a.m. and 1:00 p.m. on each Saturday which is not Public Holiday. The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.

PART II

(Clause 12.14)

SPECIAL CONDITIONS

Landlord’s Provisions

The Premises shall be handed over to the Tenant on an “as-is” basis and no alteration and/or addition works shall be carried out on the Premises unless the prior approval in writing of the Landlord shall have been obtained.

THE FOURTH SCHEDULE ABOVE REFERRED TO

(Clauses 3.30 and 11.2)

LANDLORD’S PROVISION

1.	A raised ﬂoor system with under-ﬂoor air-conditioning power track and trunking system in accordance with the Landlord’s design and speciﬁcation.

2.	A glass standard entrance door in accordance with the Landlord’s design and speciﬁcation.

3.	Suspended perforated metal acoustic ceiling with light ﬁttings in accordance with the Landlord’s design and speciﬁcation.

4.	Under-ﬂoor air conditioning system with fantile units will be provided at designated location.

5.	Fire services system in accordance with the Landlord’s standard and Fire Services Department’s requirement.

6.	Meter board located at Landlord’s meter room.

7.	Laterial main tee-off from busbar chamber inside Landlord’s meter room.

8.	Communal under-ﬂoor trunkings from meter room to the periphery of the Premises for tenant’s power supply.

9.	Communal under-ﬂoor trunkings from telephone room to the periphery of the Premises for tenant’s telephone and data system.

10.	Recessed services outlet box, under-ﬂoor trunking and power track system are provided within the Premises in accordance with the Landlord’s design and speciﬁcation.

11.	Dry pipe system for plumbing and drainage is provided at designated location by Landlord.

IN WITNESS whereof Landlord and the Tenant have caused this Agreement to be duly executed the day and year ﬁrst above written.

Signed by Cynthia Cheng	)	For and on behalf
For and on behalf of the Landlord in the	)	of SUPREME GOAL INVESTMENT LIMITED
presence of/whose signature(s) is/are	)	/s/Cynthia Cheng
verified by	)	Authorized Signature(s)
/s/ Lo Sze Man, Stella	)

R E C E I V E D the day and year ﬁrst above	)
written from the Tenant the sum of HONG	)
KONG DOLLARS ONE MILLION ONE	)	HK$l ,140,487.04
HUNDRED FORTY THOUSAND FOUR	)
HUNDRED EIGHTY SEVEN AND CENTS	)

FOUR ONLY being the deposit money to be paid
by the Tenant to the Landlord which the said sum
is to be transferred from the tenancy agreement
dated 17 May 2021 between the Landlord and the
Tenant for such term preceding to the Term
hereunder

Witness/Signature(s) veriﬁed by :-		For and on behalf of
/s/ Lo Sze Man, Stella		SUPREME GOAL INVESTMENT LIMITED
/s/Cynthia Chen
Authorized Signature(s)